UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2021

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 1, 2021, the Board of Directors of HyreCar Inc. (the “Company”) appointed Mr. Brian Allan as President of the Company. Mr. Allan previously served as the Company’s Senior Vice-President of Strategic Partnerships. In addition, and also effective March 1, 2021, Ken Grimes was appointed as the Company’s Chief Technology Officer. Mr. Grimes previously served as the Company’s Vice-President, Technology.

In connection with Mr. Allan’s appointment as President, his base salary was set at the annual rate of $240,000, payable in accordance with the Company’s standard payroll schedule. Mr. Allan has, or is expected to, enter into an agreement that imposes various restrictive covenants on Mr. Allan, with the terms of that agreement to be similar to those entered into by other Company executives.

In connection with Mr. Grimes’ appointment as Chief Technology Officer, his base salary was set at the annual rate of $200,000, payable in accordance with the Company’s standard payroll schedule. Mr. Grimes has, or is expected to, enter into an agreement that imposes various restrictive covenants on Mr. Grimes, with the terms of that agreement to be similar to those entered into by other Company executives.

Brian Allan, age 58, has served as the Company’s Senior Vice-President of Strategic Partnerships since 2018. In that role Mr. Allan’s duties included leading the Company’s dealer and strategic partnership initiatives. Prior to joining the Company in 2018, Mr. Allan served as the Group General Manager at Galpin Motors, a privately held automotive dealer. Mr. Allan began working at Galpin Motors in 1985 in various roles and was promoted to Group General Manager in 1995. Mr. Allan has also served on several original equipment manufacturer dealer councils and advisory boards for automotive and technology firms.

Ken Grimes, age 38, has served as the Company’s Vice-President, Technology since early 2019. Prior to joining the Company in 2019 Mr. Grimes served as the Manager for Mihrtec, LLC, and in that role he authored the company’s operating agreement, managed staff and lead R&D for distributed systems and game engines. In total, Mr. Grimes has over 18 years’ of experience serving as a manager and systems engineer and his experience includes professional roles that focus on modernizing legacy technology stacks with hyper-scale technologies, including distributed systems, blockchain, and IoT. Mr. Grimes completed core curriculum for BA Computer Science program at Texas Tech University June 2012, and BS Computer Science program at University of Texas - Austin March 2015.

On February 24, 2021, the Company issued a press release announcing the appointment of Mr. Allan as President and Mr. Grimes as Chief Technology Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by HyreCar Inc. on February 24, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: March 4, 2021	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

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